Exhibit 10.35B

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (the “Amendment”) among SBA PROPERTIES INC., a Florida corporation (“SBA”), SBA COMMUNICATIONS CORPORATION, a Florida corporation (the “Company”), and JEFFREY A. STOOPS (the “Executive”) is made and entered into as of this 10th day of November, 2005.

W I T N E S S E T H:

WHEREAS, SBA and the Executive entered into an Employment Agreement, dated as of February 28, 2003, and as amended by that certain Amendment to Employment Agreement, dated as of June 25th, 2005, by and between SBA and the Executive (the “Agreement”);

WHEREAS, the Executive, SBA and the Company mutually desire to amend the Agreement.

NOW, THEREFORE, effective as of the 10th day of November, 2005, the Agreement shall be amended as follows:

1. The Preamble to the Agreement shall be amended to replace the words “SBA PROPERTIES INC., a Florida corporation” with the words “SBA COMMUNICATIONS CORPORATION, a Florida corporation.”

2. Section 10 of the Agreement shall be amended to replace the words “SBA Properties Inc.” with the words “SBA COMMUNICATIONS CORPORATION, a Florida corporation.”

3. The Agreement is hereby amended to add the following new Section 10 after Section 9(h) and to renumber the sections that follow new Section 10 accordingly:

“10. RIGHTS AND OBLIGATIONS. The Executive hereby consents to the assignment by SBA Properties, Inc. to the Company, and the assumption by the Company, of all of SBA Properties, Inc.’s rights and obligations under the Agreement. The Executive acknowledges and agrees, for himself and each of his respective heirs, executors, administrators, representatives, agents, successors and assigns (collectively, the “Assigns”), that the Executive and the Assigns shall have no right of action or remedy against SBA Properties, Inc. for any claims, actions, causes of action, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character (collectively, “Claims”), including without limitation, any Claims under federal, state, local or foreign law, that the Executive and the Assigns may have, or in the future may possess, arising out of (i) the Executive’s employment relationship with and service as an employee of the Parent Group or (ii) the Agreement.”

4. The Agreement shall remain unchanged in all other respects. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed effective as of the day and year first above written.

SBA PROPERTIES, INC.

By:	/s/ Thomas P. Hunt
Name: Thomas P. Hunt
Title: Sr. Vice President and General Counsel

SBA COMMUNICATIONS CORPORATION

By:	/s/ Thomas P. Hunt
Name: Thomas P. Hunt
Title: Sr. Vice President and General Counsel

EXECUTIVE

/s/ Jeffrey A. Stoops
JEFFREY A. STOOPS

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